UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST COMMUNITY CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	57-1010751
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5455 Sunset Boulevard

Lexington, South Carolina 29072

(Address of Principal Executive Offices)

First Community Bank 401(k) Plan

(Full title of the plans)

Michael C. Crapps

President

5455 Sunset Boulevard

Lexington, South Carolina 29072

803-951-2265

(Name, address, and telephone number of agent for service)

Copies Requested to:

Neil E. Grayson, Esq.

Nelson Mullins Riley & Scarborough LLP

Poinsett Plaza, Suite 900

104 South Main Street

Greenville, South Carolina 29601

Telephone:  (864) 250-2300

Fax:  (864) 232-2925

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per Share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $1.00 per share	600,000	$5.11	(2)	$3,066,000	(2)	$218.61	(2)

(1)           Pursuant to Rule 416(b) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)           Estimated pursuant to Rule 457(c) solely for the purposes of calculating the offering price and the amount of the registration fee based upon the average of the high and low price of common stock reported on the NASDAQ Capital Market on November 11, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

*Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in First Community Bank 401(k) Plan (the “Plan”) in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933 (the “Securities Act”).  In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by First Community Corporation (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated herein by reference:

(a)   the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 29, 2010;

(b)   the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, filed with the Commission on May 17, 2010, August 16, 2010, and November 15, 2010, respectively; and

(c)   the Registrant’s description of its common stock contained in its Registration Statement on Form S-2, filed with the Commission on May 15, 1998, including any subsequently filed amendments and reports updating such description.

All other documents subsequently filed by the Registrant for itself or the Plan or by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of those documents furnished or otherwise not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents and the documents enumerated above being hereinafter referred to as “Incorporated Documents”); provided however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of those documents furnished or otherwise not deemed to be filed) in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Reports.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated

Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

The securities to be offered are registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

N/A

Item 6.  Indemnification of Directors and Officers.

Under the Registrant’s bylaws, each of its directors has the right to be indemnified by the Registrant to the maximum extent permitted by law against (i) reasonable expenses incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding seeking to hold the director liable by reason of his or her actions in such capacity and (ii) reasonable payments made by the director in satisfaction of any judgment, money decree, fine, penalty or settlement for which he or she became liable in such action, suit or proceeding.  This right to indemnification includes the right to the advancement of reasonable expenses by the Registrant, to the maximum extent permitted by law.  Under the Registrant’s bylaws, to the extent authorized by its board of directors, the Registrant may also grant rights of indemnification to any of its officers to the fullest extent permitted under its bylaws with respect to the indemnification of directors.

Pursuant to the South Carolina Business Corporation Act (the “Business Corporation Act”), a South Carolina corporation has the power to indemnify its directors and officers provided that they act in good faith and reasonably believe that their conduct was lawful and in the corporate interest (or not opposed thereto), as set forth in the Business Corporation Act.  Under the Business Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer, against reasonable expenses incurred by the director or officer in connection with the proceeding.  The Registrant’s articles of incorporation do not contain any such limitations.  The Business Corporation Act permits a corporation to pay for or reimburse reasonable expenses in advance of final disposition of an action, suit or proceeding only upon (i) the director’s certification that he or she acted in good faith and in the corporate interest (or not opposed thereto), (ii) the director furnishing a written undertaking to repay the advance if it is ultimately determined that he or she did not meet this standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Business Corporation Act.

Under the Registrant’s articles of incorporation, no director of the Registrant will be liable to the Registrant or its shareholders for monetary damages for breach of his or her fiduciary duty as a director, to the maximum extent permitted by law.

The Business Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage may be broader than the corporation’s power to indemnify.  The Registrant maintains directors and officers’ liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed.

N/A

Item 8.  Exhibits.

(a) The following exhibits are filed with this Registration Statement.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 33-86258 on Form S-1)

4.2

Articles of Amendment to the Registrant’s Amended and Restated Articles of Incorporation establishing the terms of the Series T Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on November 25, 2008)

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 21, 2010)

5	Opinion of the Internal Revenue Service Qualifying the Prototype Plan under Section 401 of the Internal Revenue Code.

23	Consent of Elliott Davis, LLC.

24	Power of Attorney (contained on the signature pages of this Registration Statement).

Item 9.  Undertakings.

The Registrant hereby undertakes:

a.   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

b.  That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

c.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, State of South Carolina, as of the 16th day of November, 2010.

FIRST COMMUNITY CORPORATION

By:	/s/ Michael C. Crapps
Michael C. Crapps
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael C. Crapps and Joseph G. Sawyer, or either of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities as of the 16th day of November, 2010:

SIGNATURE	CAPACITY

/s/ Richard K. Bogan
Richard K. Bogan	Director

/s/ Thomas C. Brown
Thomas C. Brown	Director

/s/ Chimin J. Chao
Chimin J. Chao	Director

/s/ Michael C. Crapps
Michael C. Crapps	Director, President,
Chief Executive Officer, and
Principal Executive Officer

/s/ Anita B. Easter
Anita B. Easter	Director

/s/ O.A. Ethridge
O.A. Ethridge	Director

/s/ George H. Fann, Jr.
George H. Fann, Jr.	Director

/s/ J. Thomas Johnson
J. Thomas Johnson	Director

/s/ W. James Kitchens, Jr.
W. James Kitchens, Jr.	Director

/s/ James C. Leventis
James C. Leventis	Director, Chairman of
The Board and Secretary

/s/ Joseph G. Sawyer
Joseph G. Sawyer	Senior Vice President,
Chief Financial Officer
and Principal Accounting Officer

/s/ Alexander Snipe, Jr.
Alexander Snipe, Jr.	Director

/s/ Richard M. Todd, Jr.
Richard M. Todd, Jr.	Director

/s/ Loretta R. Whitehead
Loretta R. Whitehead	Director

/s/ Mitchell M. Willoughby
Mitchell M. Willoughby	Director

Pursuant to the requirements of the Securities Act of 1933, the persons who administer the First Community Bank 401(k) Plan have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of South Carolina, as of the 16th day of November, 2010.

FIRST COMMUNITY BANK 401(K) PLAN

By:	/s/ Joseph G. Sawyer
Name:	Joseph G. Sawyer
Title:	Chief Financial Officer of First Community Corporation

Exhibit Index

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 33-86258 on Form S-1)

4.2

Articles of Amendment to the Registrant’s Amended and Restated Articles of Incorporation establishing the terms of the Series T Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on November 25, 2008)

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 21, 2010)

5	Opinion of the Internal Revenue Service Qualifying the Prototype Plan under Section 401 of the Internal Revenue Code

23	Consent of Elliott Davis, LLC

24	Power of Attorney (contained on the signature pages of this Registration Statement)